AMENDMENT TO SHARE PURCHASE AGREEMENT

This First Amendment to the Share Purchase Agreement (the “Amendment”), is executed on October 25, 2012, by and among,

•	INVERSIONES BRECA S.A., a company organized and existing under the laws of the Republic of Peru, domiciled at Calle Las Begonias 441, Oficina 242, San Isidro, Lima (“Sellers”); and,

•	COLFAX CORPORATION, a company organized and existing under the laws of Delaware, domiciled at 8170 Maple Lawn Boulevard, Suite 180, Fulton, MD 20759, United States of America (“Buyer”).

hereinafter Sellers and Buyer, each a “Party” and collectively, the “Parties”.

RECITALS

(A)         WHEREAS, the Parties entered into a share purchase agreement dated May 26th, 2012 (the “Agreement”), pursuant to which, subject to the conditions precedent established therein, Buyer shall buy and acquire from Seller, and Seller shall sell and transfer to Buyer the Transaction Interest.

(B)         WHEREAS, Buyer desires to acquire from Sellers certain additional common shares of the Company acquired by Sellers from third parties after the date of the Agreement.

(C)         WHEREAS, the Parties desire to incorporate Section 2.5(h) to the Agreement and amend Section 2.2 (a), Sections 4.3 (a) and (b) and Annex 4.10(a) of Schedule A of the Agreement.

(D)         WHEREAS, the Parties agree that capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to them in the Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, herein contained, the Parties hereto agree as follows:

AGREEMENTS

Section 1.    Transaction Interest and Purchase Price

1.1         According to Section 3.1 (a) of the Agreement, the Sellers have acquired from Minsur S.A., Futura Consorcio Inmobiliario S.A., EXSA S.A., Mr. Fortunato Brescia Moreyra, Mr. Mario Brescia Moreyra and Mr. Pedro Brescia Moreyra their interest in the Company accumulating a total amount of 147,005,547 common shares, equivalent to approximately 99% of the total number of common shares of the Company, and 55,810,902 investment shares of the Company, equivalent to approximately 75% of the total number of investment shares of the Company.

1.2         Pursuant to Section 3.6(d) of the Agreement, the Sellers subscribed 40,288,691 common shares of the Company and 15,295,669 investment shares of the Company which together with the shares acquired according to section 1.1 above constitute the Transaction Interest (as stated in the Agreement).

1.3         Sellers have further acquired from third parties an amount of 16,013 common shares of the Company.

1.4         By this Amendment, Buyer and Sellers agree to include the 16,013 common shares of the Company mentioned in Section 1.3 above as part of the Transaction Interest; therefore, at Closing Date, the Sellers shall transfer to the Buyer a total amount of 187,310,251 common shares of the Company, equivalent to approximately 99% of the total number of common shares, and 71,106,571 investment shares of the Company, equivalent approximately 75% of the total number of investment shares of the Company, which together represent and shall constitute the new Transaction Interest.

1.5         The Parties agree that any reference made in the Agreement to the term “Transaction Interest” shall be understood to be made to the new Transaction Interest as defined in section 1.4 above.

1.6         By this Amendment, Buyer and Seller agree to amend Section 2.2(a), as set forth below:

“(a) The price for the purchase and sale of the Transaction Interest is the amount of US$ 183,363,015.47 (the “Purchase Price”).”

Section 2. Amendment of Sections 4.3(a) and 4.3(b)

2.1         Section 4.3(a) of the Agreement is hereby amended as set forth below:

“The capital of the Company is fully paid-in and reflected in the company’s bylaws. The capital stock of the Company consists of 188,955,706 shares of common stock, and 94,475,455 investment shares, all of which such shares have been duly authorized, validly issued and fully paid-in.”

2.2         Section 4.3 (b) of the Agreement is hereby amended as set forth below:

“Sellers are the record owner, and shall continue to be the record owner on the Closing Date of: (i) 187,310,251 common shares of the Company, representing no less than 99% of the authorized and issued common shares of the Company, and (ii) 71,106,571 investment shares issued by the Company, representing no less than 75% of the total number of investment shares of the Company. All of the shares held by Sellers in the capital stock of the Company: (i) have been duly authorized and validly issued; (ii) are fully paid-in; and (iii) have been issued in compliance in all respects with all applicable securities Laws and other applicable Laws.”

Section 3.     Incorporation of Section 2.5(h)

Section 2.5(h) is hereby incorporated to the Agreement, as set forth below:

“(h) The obligation of Buyer to launch the Tender Offer under this Agreement shall cease to exist and no longer be applicable in all respects if such obligation is waived by the Superintendencia del Mercado de Valores of the Republic of Peru in accordance with the Peruvian Securities Law, the Regulations of the Tender Offer and all other applicable regulations; provided however that such waiver shall in all cases imply a public offering to acquire up to 100% of the Company´s common shares launched by either the Buyer or the Company.”

Section 4.    Amendment of Annex 4.10 (a) of Schedule A

Section I(3) of Annex 4.10 (a) of Schedule A of the Agreement is hereby amended and restated, as set forth below:

“3. Las siguientes marcas fueron transferidas por Soldexa S.A. a favor de Soldex S.A., por medio de la escisión parcial celebrada por éstas últimas, la cual entró en vigencia el día 1 de julio de 2011. A la fecha, la transferencia de las siguientes marcas se encuentra pendiente de ser registradas:

Nº	Marca	Tipo	Estado	Clase	País	Titular	Nº Cert.	Vence
1	PUNTO AZUL	MD	OTO	6	Colombia	SOLDEXA S.A.	386855	27/08/2019
2	SOLDEXA	MM	OTO	6	Colombia	SOLDEXA S.A.	395025	29/12/2019

”

Section 5.     Waiver.

The Parties agree that the fact that the brands which are being excluded from Annex 4.10(a) of Schedule A of the Agreement were never owned by the Company and such exclusion does not constitute a breach of the representation and warranty set forth in Section 4.10 of the Agreement; therefore, Buyer hereby waives any action that may arise from any breach of the representation and warranty set forth in Section 4.10 of the Agreement.

Section 6.     Miscellaneous.

The Parties agree that the provisions of Article XI of the Agreement, as applicable, will be deemed to be incorporated by reference into this Amendment and made a part hereof. The agreements set forth herein shall be effective as of the date hereof and for all times hereafter. Except as amended hereby, the Agreement shall remain in full force and effect.

* * * *

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

BUYER:

/s/ Daniel A. Pryor
By: Colfax Corporation
Name: Daniel A. Pryor
Date: October 25, 2012

[Buyer signature page to the Amendment]

Consented and agreed to as of the date first written above.

SELLERS:

/s/ Pedro Brescia Moreyra
By: Inversiones Breca S.A.
Name: Pedro Brescia Moreyra
Date: 31/10/2012

/s/ Jaime Araoz Medanic
By: Inversiones Breca S.A.
Name: Jaime Araoz Medanic
Date: 31/10/2012

[Sellers signature page to the Amendment]